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                                [SULCUS LETTERHEAD]

                                                      _______________, 1999


Dear Shareholder of Sulcus Hospitality Technologies Corp.:


     You are cordially invited to attend the Special Meeting of Shareholders of Sulcus Hospitality Technologies Corp. to be held at 10:00 a.m., local time, on _____________, 1999 at ___________________.

     The purpose of the Sulcus special meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 11, 1998, by and among Eltrax Systems, Inc., a Minnesota corporation, Sulcus Acquiring Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Eltrax ("SAC"), and Sulcus which provides for the merger of SAC with and into Sulcus, resulting in Sulcus being a wholly-owned subsidiary of Eltrax.

     In the merger, each share of common stock, no par value per share, of Sulcus (other than shares held in the treasury of Sulcus or held by any Sulcus subsidiary, Eltrax or SAC or other subsidiary of Eltrax), will, by virtue of the merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive 0.55 fully paid and nonassessable shares (the "Sulcus Exchange Ratio") of common stock, $.01 par value per share, of Eltrax, with cash being paid in lieu of fractional shares, on and subject to the terms and conditions set forth in the merger agreement, all as more fully described in the attached Proxy Statement/Prospectus.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF SULCUS AND HAS APPROVED THE MERGER AGREEMENT AND ACCORDINGLY RECOMMENDS THAT SULCUS SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. BROADVIEW INTERNATIONAL LLC, THE FINANCIAL ADVISOR FOR SULCUS, HAS DELIVERED ITS OPINION, DATED NOVEMBER 11, 1998, TO THE SULCUS BOARD OF DIRECTORS THAT THE SULCUS EXCHANGE RATIO, WHICH PROVIDES FOR THE CONVERSION OF SHARES OF SULCUS COMMON STOCK INTO SHARES OF ELTRAX COMMON STOCK, IS FAIR TO THE HOLDERS OF SULCUS COMMON STOCK FROM A FINANCIAL POINT OF VIEW.

     Your vote is important, regardless of the number of shares you own. Under the Pennsylvania Business Corporation Law of 1988, the affirmative vote of the holders of a majority of the votes cast by Sulcus shareholders is required for adoption of the merger agreement. The Notice of Special Meeting and Proxy Statement/Prospectus accompanying this letter describe the proposed transactions more fully and include other information about Sulcus, Eltrax and SAC. In addition, Eltrax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended, Eltrax's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, Sulcus' Form 10-K for the fiscal year ended December 31, 1997, as amended, and Sulcus' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 accompany this letter. Please give this information your careful attention.

     On behalf of your Board of Directors, I urge you to complete, date and sign the

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accompanying proxy card and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Sulcus special meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Sulcus special meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to the Secretary of Sulcus at Sulcus' corporate headquarters in Greensburg, Pennsylvania, prior to the Sulcus special meeting or by attending the Sulcus special meeting and voting in person.

     On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval and adoption of the merger agreement.

     PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH THE PROXY CARD.

                                   Sincerely,



                                   Leon D. Harris
                                   Chairman of the Board and
                                   Chief Executive Officer